As filed with the Securities and Exchange Commission on August 26, 2025

Registration No. 333-282033

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BitFuFu Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9 Temasek Boulevard

Suntec Tower 2, #13-01

Singapore 038989

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2022 Share Incentive Plan (the “Plan”)

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leo Lu, Chief Executive Officer
9 Temasek Boulevard
Suntec Tower 2, #13-01
Singapore 038989 Telephone: +65 6252 7569

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-282033) (as amended, the “Registration Statement”) of BitFuFu Inc. (the “Registrant” or the “Company”) is being filed with the Securities and Exchange Commission (the “Commission”) to amend the Registration Statement to include in Part I of the Registration Statement a prospectus (the “Reoffer Prospectus”) pursuant to General Instruction C of Form S-8, prepared in accordance with the requirements of Part I of Form F-3 under the Securities Act. As a filing fee was paid by the Company under the Registration Statement as originally filed on September 11, 2024 in connection with the registration of the securities offered under the Reoffer Prospectus, no additional registration fee is required to add these securities to the Reoffer Prospectus pursuant to Rule 457(h)(3) under the Securities Act.

This Reoffer Prospectus may be used for reoffers and resales of Class A ordinary shares of the Company on a continuous or delayed basis that may be deemed to be “control securities” under the Securities Act, and the rules and regulations promulgated thereunder, that are issuable to certain employees, directors and/or officers of the Company or its subsidiaries identified in the Reoffer Prospectus, as supplemented, who are, or may be deemed to be, “affiliates” of the Company within the meaning set forth in Rule 405 under the Securities Act (the “Selling Shareholders”). The number of Class A ordinary shares of the Company included in the Reoffer Prospectus represents Class A ordinary shares issuable to the Selling Shareholders pursuant to options granted to the Selling Shareholders, and does not necessarily represent a present intention to sell any or all such Class A ordinary shares.

Pursuant to Rule 424(b) under the Securities Act, we may supplement the Reoffer Prospectus from time to time with the names of additional selling shareholders and/or amounts of Class A ordinary shares, if any, to be reoffered or resold by such Selling Shareholders as that information becomes known. All other portions of the Registration Statement, as previously filed, remain unchanged.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC” or the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

REOFFER PROSPECTUS

BitFuFu Inc.

1,564,396 Class A Ordinary Shares

This reoffer prospectus relates to the offer and sale, from time to time, by the selling shareholders named herein (the “Selling Shareholders”), or their permitted transferees, of 1,564,396 Class A ordinary shares, par value US$0.0001 per share (the “Class A Ordinary Shares”) of BitFuFu Inc., an exempted company with limited liability incorporated under the laws of Cayman Islands (the “Company,” “BitFuFu,” “we,” “us” or “our”), issued to the Selling Shareholders pursuant to restricted shares granted to the Selling Shareholders under BitFuFu’s Amended and Restated 2022 Share Incentive Plan (the “Plan”). We are not offering any of the Class A Ordinary Shares and will not receive any proceeds from the sale of the Class A Ordinary Shares offered by this reoffer prospectus. See “Use of Proceeds.”

Upon the issuance of the Class A Ordinary Shares granted to the Selling Shareholders under the Plan, the Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the Class A Ordinary Shares covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The Class A Ordinary Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Shareholders may offer the shares for sale. The Selling Shareholders may sell any, all or none of the shares offered by this reoffer prospectus. See “Plan of Distribution” beginning on page 7 for more information about how the Selling Shareholders may sell or dispose of the Class A Ordinary Shares covered by this reoffer prospectus. The Selling Shareholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders.

The Selling Shareholders are “affiliates” of BitFuFu (as defined in Rule 405 under the Securities Act). The Class A ordinary shares that were issued to the Selling Shareholders under the Plan are “control securities” under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the Class A ordinary shares under the Securities Act to allow for future sales by the Selling Shareholders on a continuous or delayed basis to the public without restriction.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market, under the symbol “FUFU.” On August 25, 2025, the closing price of our Class A Ordinary Shares was US$3.83 per share.

We may add, update or change information contained in this reoffer prospectus from time to time by incorporating by reference any document or filing a prospectus supplement, as required. You should read this entire reoffer prospectus, together with the documents we incorporate by reference, and any applicable prospectus supplement carefully before you make your investment decision.

We are both a “foreign private issuer” and an “emerging growth company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Reoffer Prospectus Summary—Implications of Being a Foreign Private Issuer Status” and “Reoffer Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. For a discussion of information that should be considered in connection with an investment in our securities, see “Risk Factors” beginning on page 3 of this reoffer prospectus and the risk factors contained in any document incorporated by reference in this reoffer prospectus and any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Reoffer Prospectus dated August 26, 2025

i

ABOUT THIS REOFFER PROSPECTUS

This reoffer prospectus is part of a registration statement on Form S-8 (Registration No. 333-282033) filed with the Securities and Exchange Commission, or the “SEC”. The Selling Shareholders named in this reoffer prospectus may, from time to time, sell the securities described in this reoffer prospectus in one or more offerings. This reoffer prospectus includes important information about us, the Class A Ordinary Shares issued by us, the Class A Ordinary Shares being offered by the Selling Shareholders and other information you should know before investing. Any document incorporated by reference in this reoffer prospectus and any prospectus supplement may also add, update, or change information in this reoffer prospectus. If there is any inconsistency between the information contained or incorporated by reference in this reoffer prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This reoffer prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this reoffer prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained or incorporated by reference in this reoffer prospectus and any applicable prospectus supplement. We have not, and the Selling Shareholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this reoffer prospectus, any prospectus supplement or any free writing prospectus that we or the Selling Shareholders may authorize to be delivered or made available to you.

The information contained in this reoffer prospectus, any document incorporated by reference in this reoffer prospectus and any applicable prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this reoffer prospectus, any document incorporated by reference in this reoffer prospectus or any applicable prospectus supplement, or the sale of any securities offered hereby. You should not assume that the information contained in this reoffer prospectus, any document incorporated by reference in this reoffer prospectus or any applicable prospectus supplement is accurate as of any other date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This reoffer prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this reoffer prospectus. The securities offered by this reoffer prospectus are being offered only in jurisdictions where the offer is permitted.

Except as otherwise set forth in this reoffer prospectus, neither we nor the Selling Shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this reoffer prospectus outside the United States. Persons outside the United States who come into possession of this reoffer prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this reoffer prospectus outside the United States.

Unless otherwise stated or unless the context otherwise requires, in this reoffer prospectus:

●	References to “Amended and Restated Memorandum and Articles of Association” are to our Amended and Restated Memorandum and Articles of Association, as currently in effect;

●	References to “Class A Ordinary Shares” are to the Class A Ordinary Shares of BitFuFu Inc., par value US$0.0001 per share;

●	References to “Class B Ordinary Shares” are to the Class B Ordinary Shares of BitFuFu Inc., par value US$0.0001 per share;

●	References to “Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	References to “Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares of BitFuFu Inc.;

●	References to “SEC” are to the Securities and Exchange Commission;

●	References to “Securities Act” are to the Securities Act of 1933, as amended; and

●	References to “U.S. Dollars,” “$,” or “US$” are to the legal currency of the United States.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference in this reoffer prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements relating to:

●	expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends and acceptance, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

●	anticipated trends, growth rates, and challenges in the digital assets industry in general and the markets in which we operate;

●	our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business in Singapore, the United States and other international markets;

●	the outcome of any legal proceedings that may be instituted against us and others following the business combination with Arisz Acquisition Corp. (the “Business Combination”);

●	the ability to recognize the anticipated benefits of the Business Combination;

●	our management and board composition;

●	our ability to maintain listing status on Nasdaq;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and

●	the other matters described under “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, incorporated herein by reference.

The forward-looking statements included in this reoffer prospectus, the documents incorporated by reference herein, and any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this reoffer prospectus or in any accompanying prospectus supplement. Moreover, we operate in an evolving environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this reoffer prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this reoffer prospectus or incorporated by reference into this reoffer prospectus are made only as of the date of this reoffer prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

iii

REOFFER PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this reoffer prospectus or incorporated by reference in this reoffer prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read this entire reoffer prospectus (as supplemented or amended) carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other information incorporated by reference in this reoffer prospectus. Some of the statements in this reoffer prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Our Business

We are a world-leading Bitcoin miner and mining services innovator, committed to empowering the global Bitcoin network through its industry-leading cloud mining platform, rapidly scaling infrastructure, and innovative mining services. We make available a variety of stable and intelligent digital asset mining solutions, including one-stop cloud-mining services and miner hosting services to institutional customers and individual digital asset enthusiasts. In addition, we have access to a fleet of advanced Bitcoin miners for efficient cloud-mining service for our customers and self-mining for our own account, allowing us to seamlessly adjust business strategies and reduce risk exposure. Leveraging our strategic collaboration with Bitmain Technologies, Ltd., a world-leading cryptocurrency mining hardware manufacturer, we are able to secure a stable supply of advanced AntMiner S21 series.

Our innovative technologies are one of the key drivers to ensure our leadership position in the global digital asset mining industry. Our proprietary Aladdin system handles ultra-large scale management and dispatching of hash calculations, and has the maximum capacity to simultaneously connect millions of miners and to provide services that resolve critical mining problems arising from scalability, efficiency, authenticity, and securing hash calculations.

Corporate Information

We are an exempted company incorporated in the Cayman Islands with limited liability. Our principal executive office is located at 9 Temasek Boulevard, Suntec Tower 2, #13-01, Singapore 038989. Our telephone number is +65 6252 7569. Our corporate website is www.bitfufu.com. Information appearing on our website is not incorporated by reference into this reoffer prospectus or any applicable prospectus supplement.

The SEC maintains a website at www.sec.gov, which contains in electronic form each of the reports and other information that we have filed electronically with the SEC. Additional information about us is included in the documents incorporated by reference in this reoffer prospectus, including our most recent annual report on Form 20-F filed with the SEC. See “Incorporation of Certain Documents by Reference” in this reoffer prospectus.

Our agent for service of process in the United States is Cogency Global Inc., which is located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

About This Offering

This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Shareholders listed in this reoffer prospectus, of up to 1,564,396 Class A Ordinary Shares of BitFuFu, issued to the Selling Shareholders pursuant to the Plan. The Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the Class A Ordinary Shares covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Shareholders will be borne by them.

Summary of Risk Factors

Investing in our securities entails a high degree of risk as more fully described under “Risk Factors,” and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this reoffer prospectus or contained in any applicable supplement. You should carefully consider such risks before deciding to invest in our securities.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of such exemptions. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended. As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies. As of the date of this reoffer prospectus, Mr. Leo Lu, our Chief Executive Officer and Chairman of the Board of Directors, owns more than 50% of the voting power represented by our issued and outstanding ordinary shares. For so long as we are a “controlled company” under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including: (i) an exemption from the rule that a majority of our board of directors must be independent directors; (ii) an exemption from the rule that the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors; and (iii) an exemption from the rule that our director nominees must be selected or recommended solely by independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Securities—We are a “controlled company” under the Corporate Governance Rules of Nasdaq and can rely on exemptions from certain corporate governance requirements that could adversely affect our public shareholders” in our most recent annual report on Form 20-F, incorporated herein by reference.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Item 3. Key Information—D. Risk Factors” of our annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 21, 2025 and incorporated by reference herein, and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this reoffer prospectus or contained in any applicable supplement. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our Class A Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment. This reoffer prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this reoffer prospectus.

USE OF PROCEEDS

All of the Class A Ordinary Shares offered by the Selling Shareholders pursuant to this reoffer prospectus will be sold by the Selling Shareholders for their respective amounts. We will not receive any of the proceeds from these sales.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2025. The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus, including our financial statements and related notes included in our current reports on Form 6-K and our annual report on Form 20-F, incorporated by reference herein.

U.S. dollars in thousands (except number of shares and per share data)
Cash and cash equivalents	$40,086
Restricted cash and cash equivalents	—
Total Cash	$40,086

Indebtedness:
Long-term loans	40,000
Long-term payables	101,301
Total interest-bearing debts	141,301

Shareholders’ equity:
Ordinary Shares	$16
Additional paid-in capital	$88,596
Noncontrolling Interest	$5,323
Retained earnings	$108,423
Total shareholders’ equity	$202,358
Total capitalization	$343,659

As of the date of this reoffer prospectus, there have been no material changes in our capitalization and indebtedness from that set forth in the table above.

SELLING SHAREHOLDERS

This reoffer prospectus relates to the offer and sale, from time to time, by the Selling Shareholders named herein, or their permitted transferees, of up to 1,564,396 of our Class A Ordinary Shares, issued to the Selling Shareholders pursuant to the Plan.

The following table sets forth the names of the Selling Shareholders, the number of Class A Ordinary Shares owned by each of them as of the date of this reoffer prospectus, the maximum number of Class A Ordinary Shares that they may offer pursuant to this reoffer prospectus, and the number and percentage of Class A Ordinary Shares to be beneficially owned by each Selling Shareholder assuming all of the Class A Ordinary Shares which may be offered by such Selling Shareholder pursuant to this reoffer prospectus are sold. Unless otherwise indicated, the address for each Selling Shareholders listed in the table below is 9 Temasek Boulevard, Suntec Tower 2, #13-01, Singapore 038989.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of their Class A Ordinary Shares. The Selling Shareholders may offer all or part of the Class A Ordinary Shares for resale from time to time through public or private transactions, at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. Because the Selling Shareholders may offer all, some or none of their securities, no definitive estimate as to the number of Class A Ordinary Shares that will be held by the Selling Shareholders after an offering can be provided. The Selling Shareholders may sell any, all or none of the shares offered by this reoffer prospectus. See “Plan of Distribution.” We will not receive any of the proceeds from the sale of the Class A Ordinary Shares sold by the Selling Shareholders.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to Class A Ordinary Shares beneficially owned by them.

Selling Shareholders information for each additional Selling Shareholders, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s Class A Ordinary Shares pursuant to this reoffer prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this reoffer prospectus, including the identity of each Selling Shareholders and the number of Class A Ordinary Shares registered on its behalf.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering		Total Number of Class A Ordinary Shares Being	Class A Ordinary Shares Beneficially Owned After this Offering †
Name of Selling Shareholder	Number	Percentage	Offered	Number	Percentage
Calla Zhao	464,396	*	464,396	—	—
Celine Lu	1,100,000	*	1,100,000	—	—

Notes:

*	Represents beneficial ownership of less than one percent (1%) of our total outstanding shares.

†	Assumes for each Selling Shareholder the sale of all shares offered by that particular shareholder pursuant to this reoffer prospectus.

PLAN OF DISTRIBUTION

We are registering the Class A Ordinary Shares covered by this reoffer prospectus to permit the Selling Shareholders to conduct public secondary trading of the Class A Ordinary Shares from time to time after the date of this reoffer prospectus. As used herein, references to “Selling Shareholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling Class A Ordinary Shares of BitFuFu received after the date of this reoffer prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer.

We will not receive any of the proceeds from the sale of the Class A Ordinary Shares offered by this reoffer prospectus. The aggregate proceeds to the Selling Shareholders from the sale of the Class A Ordinary Shares will be the purchase price of the Class A Ordinary Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Class A Ordinary Shares covered by this reoffer prospectus. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Class A Ordinary Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Class A Ordinary Shares covered by this reoffer prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Class A Ordinary Shares to be made directly or through agents.

The Class A Ordinary Shares offered by this reoffer prospectus may be sold from time to time to purchasers:

●	directly by the Selling Shareholders;

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Shareholders or the purchasers of the Class A Ordinary Shares; or

●	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Class A Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. The Selling Shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the Class A Ordinary Shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We will make copies of this reoffer prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Shareholders and any underwriter, broker-dealer or agent regarding the sale of the Class A Ordinary Shares by the Selling Shareholders.

The Class A Ordinary Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Class A Ordinary Shares may be listed or quoted at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	through trading plans entered into by the Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this reoffer prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Class A Ordinary Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Shareholders, the aggregate amount of Class A Ordinary Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Shareholders, and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this reoffer prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Class A Ordinary Shares, we will, to the extent required, promptly file a supplement to this reoffer prospectus to name specifically such person as a Selling Shareholder.

The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Shareholders will sell any or all the Class A Ordinary Shares under this reoffer prospectus. Further, we cannot assure you that the Selling Shareholders will not transfer, distribute, devise or gift the Class A Ordinary Shares by other means not described in this reoffer prospectus. In addition, any Class A Ordinary Shares covered by this reoffer prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. The Class A Ordinary Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Class A Ordinary Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the Class A Ordinary Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Class A Ordinary Shares by the Selling Shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Class A Ordinary Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Class A Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Class A Ordinary Shares.

Once sold under the registration statement of which this reoffer prospectus forms a part, the Class A Ordinary Shares covered by this reoffer prospectus will be freely tradable in the hands of persons other than our affiliates.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

We are an exempted company with limited liability incorporated in the Cayman Islands and therefore, located outside of the United States. Each of the director and officer named in this reoffer prospectus resides outside the United States. A substantial portion of our assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce against us or them, either inside or outside the United States, judgments obtained in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the United States, in any action predicated upon civil liability provisions of the federal securities laws of the United States. Both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in the Cayman Islands.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Harney Westwood & Riegels.

EXPERTS

The consolidated financial statements incorporated in this reoffer prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of WWC, P.C. is 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This reoffer prospectus is part of a registration on Form S-8, which we have filed with the SEC under the Securities Act, and does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. You should read the registration statement and the exhibits and schedules included in the registration statement, incorporated by reference in and deemed to be incorporated by reference in this reoffer prospectus for further information with respect to the Company and the securities offered in this reoffer prospectus.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We also maintain an investors relation website at https://ir.bitfufu.com. Through this website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this reoffer prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this reoffer prospectus is considered to be part of this reoffer prospectus. Because we are incorporating by reference future filings with the SEC, this reoffer prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this reoffer prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this reoffer prospectus or in any document previously incorporated by reference have been modified or superseded.

We incorporate by reference into this reoffer prospectus the following documents:

●	Our annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 21, 2025 (File No. 001-41972);

●	Our current reports on Form 6-K furnished to the SEC on May 8, 2025, June 4, 2025, June 5, 2025, June 11, 2025, July 8, 2025, August 5, 2025 and August 15, 2025;

●	The Registrant’s prospectus supplement dated June 10, 2025 filed with the SEC on June 10, 2025 pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s registration statement on Form F-3 initially filed with the SEC on April 3, 2025 (File No. 333-286356);

●	The Registrant’s registration statement on Form F-3 filed with the SEC on July 8, 2025 (File No. 333-288554);

●	The Registrant’s registration statement on Form S-8 filed with the SEC on June 3, 2025 (File No. 333-287741); and

●	The description of our Class A Ordinary Shares contained in our registration statement on Form 8-A filed with the SEC on February 26, 2024 (File No. 001-41972), and any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this reoffer prospectus and prior to the filing of a post-effective amendment to the registration statement of which this reoffer prospectus forms a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this reoffer prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this reoffer prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus. Information subsequently furnished on Form 6-K shall not be deemed incorporated herein by reference unless such Form 6-K expressly provides to the contrary.

Copies of all documents incorporated by reference in this reoffer prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this reoffer prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this reoffer prospectus on the written or oral request of that person made to:

BitFuFu Inc.

9 Temasek Boulevard

Suntec Tower 2, #13-01

Singapore 038989

Tel: +65 6252 7569

Attention: Investor Relations

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 21, 2025 (File No. 001-41972);

(b)	The Registrant’s current reports on Form 6-K furnished to the SEC on May 8, 2025, June 4, 2025, June 5, 2025, June 11, 2025, July 8, 2025, August 5, 2025 and August 15, 2025;

(c)	The Registrant’s prospectus supplement dated June 10, 2025 filed with the SEC on June 10, 2025 pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s registration statement on Form F-3 initially filed with the SEC on April 3, 2025 (File No. 333-286356);

(d)	The Registrant’s registration statement on Form F-3 filed with the SEC on July 8, 2025 (File No. 333-288554);

(e)	The Registrant’s registration statement on Form S-8 filed with the SEC on June 3, 2025 (File No. 333-287741); and

(f)	The description of our Class A Ordinary Shares contained in our registration statement on Form 8-A filed with the SEC on February 26, 2024 (File No. 001-41972), and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The laws of the Cayman Islands do not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The Registrant’s amended and restated articles of association, adopted by its shareholders and effective on February 29, 2024 provides that, subject to the provisions of the Cayman Islands laws, directors and officers, past and present, will be entitled to indemnification from the Registrant against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of his or her own dishonesty, willful default or fraud, in or about the conduct of the Registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere. The Company has entered into indemnification agreements with each director of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Number	Description

4.1*	Amended and Restated Memorandum and Articles of Association of the Registrant, effective on February 29, 2024 (incorporated by reference to Exhibit 1.1 to the Shell Company Report on Form 20-F (File No. 001-41972), filed with the SEC on March 7, 2024)

4.2*	Specimen Class A Ordinary Share Certificate of BitFuFu Inc. (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form F-4 (Reg. No. 333-276181), initially filed with the SEC on December 21, 2023)

5.1*	Opinion of Harney Westwood & Riegels, Cayman Islands counsel to the Registrant, regarding the legality of the Class A ordinary shares being registered

10.1*	Amended and Restated 2022 Share Incentive Plan

23.1*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)

23.2	Consent of WWC, P.C.

24.1*	Power of Attorney (included on signature page to the initial filing of this registration statement)

107*	Filing Fee Table

*	Previously filed.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on August 26, 2025.

BitFuFu Inc.

By:	/s/ Leo Lu
	Name:	Leo Lu
	Title:	Director, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leo Lu	Chairman of the Board of Directors and Chief Executive Officer	August 26, 2025
Leo Lu	(Principal Executive Officer)

*	Chief Financial Officer	August 26, 2025
Calla Zhao	(Principal financial and accounting officer)

*	Director	August 26, 2025
Celine Lu

*	Independent Director	August 26, 2025
Huaiyu Liu

*	Independent Director	August 26, 2025
Yeeli Hua Zheng

*	Independent Director	August 26, 2025
Joshua Kewei Cui

* By:	/s/ Leo Lu
Leo Lu
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of BitFuFu Inc. has signed this registration statement or amendment thereto in New York, New York on August 26, 2025.

COGENCY GLOBAL INC.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.